Exhibit 23

Consent of Independent Registered Public Accounting Firm

Spartan Motors Retirement Plan
Charlotte, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111888) of Spartan Motors, Inc. of our report dated June 25, 2008, relating to the financial statements and supplemental schedules of Spartan Motors Retirement Plan appearing in this Form 11-K for the years ended December 31, 2007 and 2006.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
June 25, 2008